UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

GENTIVA HEALTH SERVICES, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	1-15669 (Commission File No.)	36-4335801 (I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S
Melville, New York 11747-4627
(Address of principal executive offices, including zip code)

(631) 501-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

:  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

:  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            Effective as of May 12, 2006, the Board of Directors (the "Board") of Gentiva Health Services, Inc. (the "Company") approved an amendment to Sections 2.2 and 2.3 of Article 2 of the Company's Amended and Restated By-Laws (the "By-Laws") to effect a declassification of the Board.  The amendment to the By-Laws was adopted by the Board to make the By-Laws consistent with a corresponding amendment to the Company's Amended and Restated Certificate of Incorporation that was approved by the Company's shareholders at the Annual Meeting of Shareholders held on May 12, 2006 (the "2006 Annual Meeting").  The amendment declassifies the Board so that: (1) Class III directors, who were nominated for election at the 2006 Annual Meeting, were elected to serve a one year term ending at the 2007 Annual Meeting of Shareholders; (2) both Class I and Class III directors will be elected at the 2007 Annual Meeting of Shareholders to serve a one year term ending at the 2008 Annual Meeting of Shareholders; and (3) each of Class I, Class II and Class III directors will be elected at the 2008 Annual Meeting of Shareholders to serve a one year term ending at the 2009 Annual Meeting of Shareholders.  Following the 2008 Annual Meeting of Shareholders, the Board will no longer be classified, and each director will serve a one year term upon election. In addition, any director elected by the Board to fill a newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting of shareholders after the director's election.

The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, in each case reflecting the amendments described above, are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)       The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)
Date: May 15, 2006	/s/ Stephen B. Paige
Stephen B. Paige Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated By-Laws.